SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                 DATAKEY, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                                  DATAKEY, INC.

                                ----------------

                            NOTICE OF ANNUAL MEETING
                           to be held on June 2, 1998

                                ----------------



TO THE SHAREHOLDERS OF DATAKEY, INC.:

         The Annual Meeting of the Shareholders of Datakey, Inc., a Minnesota corporation (the "Company"), will be held on Tuesday, June 2, 1998, at 3:30 p.m., Minneapolis time, at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, for the following purposes:

         1.       To set the number of directors to be elected at six (6).

         2. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

         3. To approve an increase in the number of shares reserved under the Company's 1997 Stock Option Plan from 500,000 to 800,000 shares.

         4. To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the year ending December 31, 1998.

         5. To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on May 4, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting. A copy of the Annual Report for the year ended December 31, 1997 also accompanies this Notice.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy with the reply envelope provided.

                                    By Order of the Board of Directors,


                                    Thomas R. King
                                    Secretary
Burnsville, Minnesota
Dated:  May 5, 1998


        PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                  DATAKEY, INC.

                            -------------------------

                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Shareholders
                           to be held on June 2, 1998
                            -------------------------


                                  INTRODUCTION


         Your proxy is solicited by the Board of Directors of Datakey, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, June 2, 1998, at 3:30 p.m., at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

         The cost of soliciting proxies, including the cost of preparing, assembling and mailing proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed therein. Proxies which are signed by shareholders but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

         The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company entitled to vote shall constitute a quorum for the transaction of business. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter.

         The mailing address of the offices of the Company is 407 West Travelers Trail, Burnsville, Minnesota 55337. The Company expects that the Notice of
Annual Meeting, Proxy Statement, form of proxy, and Annual Report to Shareholders will first be mailed to shareholders on or about May 5, 1998.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         Shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof are shareholders of record at the close of business on May 4, 1998. Persons who are not shareholders of record on such date will not be allowed to vote at the Annual Meeting. At the close of business on May 4, 1998, there were 2,909,735 shares of common stock, par value $.05 per share, and 150,000 shares of convertible preferred stock issued and outstanding. Each share of common stock and convertible preferred stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Holders of common stock and convertible preferred stock are not entitled to cumulate their votes for the election of directors.


                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth the number of shares of the Company's common stock and convertible preferred stock beneficially owned by (i) each director and nominee for election to the Board of Directors of the Company; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all directors and executive officers as a group; and (iv) to the best of the Company's knowledge, all beneficial owners of more than 5% of the outstanding shares of each class of the Company's stock as of May 4, 1998. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

                                                                                           Convertible
                                                                                            Preferred
                                               Common Shares                                  Shares
Name (and Address of 5%                        Beneficially               Percent of       Beneficially      Percent of
Holder) or Identity of Group(1)                  Owned(2)                   Class(2)          Owned             Class

Carl P. Boecher                                   52,500 (3)                 1.8%               --               --
Gary R. Holland                                   49,700 (4)                 1.7%               --               --
John H. Underwood                                101,369 (5)                 3.4%               --               --
Terrence W. Glarner                               19,600 (6)                   *                --               --
Thomas R. King                                    15,950 (7)                   *                --               --
Eugene W. Courtney                                14,000 (8)                   *                --               --
Alan G. Shuler                                    57,667 (9)                 2.0%               --               --
Norwest Corporation                              245,600 (10)                8.4%               --               --
Norwest Equity Partners V                        640,516 (11)               20.9%            150,000           100.0%
 Okabena Partnership K                           242,600 (12)                8.3%               --               --
Timothy A. Stepanek                              276,500 (13)(14)            9.5%               --               --
David M. Winton and                              254,500 (13)                8.7%               --               --
  Sarah H. Winton
Nathaniel S. Thayer                              200,746                     6.9%               --               --
All Directors and Executive                      329,786 (15)               10.3%               --               --
 Officers as a Group (10
 persons)
---------------------------

  *      Less than 1% of the outstanding shares of common stock.

(1) The addresses of the more than 5% holders are: Norwest Corporation and Norwest Equity Partners V Norwest Center, Sixth & Marquette, Minneapolis, MN 55479; Okabena Partnership K - 5140 Norwest Center, 90 South Seventh Street, Minneapolis, MN 55401; Timothy A. Stepanek and David M. and Sarah H. Winton - 4422 IDS Center, 80 South Eighth Street, Minneapolis, MN 55402; and Nathaniel S. Thayer, 150 Main Street, P.O. Box 1325, Pawtucket, RI 02862.

(2) Under the rules of the Securities and Exchange Commission, shares not actually outstanding are nevertheless deemed to be beneficially owned by a person if such person has the right to acquire the shares within 60 days. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of a person's right to acquire them are also treated as outstanding when calculating the percent of class owned by such person and when determining the percentage owned by a group.

(3) Represents 52,500 shares which may be purchased by Mr. Boecher upon exercise of currently exercisable options.

(4) Includes 49,000 shares which may be purchased by Mr. Holland upon exercise of currently exercisable options and 700 shares held by Mr. Holland's wife as custodian for their daughter.

(5) Includes 94,166 shares which may be purchased by Mr. Underwood upon exercise of currently exercisable options.

(6) Includes 15,000 shares which may be purchased by Mr. Glarner upon exercise of currently exercisable options.

(7) Includes 5,000 shares which may be purchased by Mr. King upon exercise of a currently exercisable option.

(8) Represents 17,000 shares which may be purchased by Mr. Courtney upon exercise of currently exercisable options.

(9) Includes 56,667 shares which may be purchased by Mr. Shuler upon exercise of currently exercisable options.

(10) Represents shares held by a Norwest Bank Minnesota, N.A. ("Norwest Bank"), a subsidiary of Norwest Corporation ("Norwest"), of which 242,600 shares are held by Norwest Bank as custodian for Okabena
         Partnership K ("Okabena"). Norwest Bank has voting power but no investment power over the shares it holds (see footnote (12) below with respect to shares held for Okabena). Norwest disclaims beneficial ownership of the shares held by Norwest Bank. All shares are held in a fiduciary capacity. The Company has relied on information contained in a Schedule 13G Amendment filed with the Securities and Exchange Commission on January 30, 1998.

(11) Includes 150,000 shares which may be purchased by Norwest Equity Partners V ("Norwest Equity"), a limited partnership, upon conversion of preferred stock. Norwest Equity has sole voting and investment power over the shares it holds; Itasca Partners V, L.L.P. is the managing partner of Norwest Equity, and Daniel J. Haggerty, John E. Lindahl and George J. Still Jr. are the three sole managing partners of Itasca. The Company has relied on information contained in a Schedule 13D filed with the Securities and Exchange Commission on April 11, 1997.

(12) The shares are held by Norwest Bank as custodian for Okabena (see footnote (10) above), but Okabena has investment power over the shares and it has the right to intercede and vote the shares itself. Kohler Capital Management, Inc., a Minnesota corporation has been engaged to provide portfolio management services and investment advice to Okabena, but it does not have voting power of the shares. Okabena Investment Services, Inc. is the Managing Partner of Okabena. The Company has relied on information contained in a Schedule 13D Amendment filed with the Securities and Exchange Commission on November 21, 1997.

(13) Includes 104,500 shares held by Parsnip River Company, a limited Partnership, and 150,000 shares held by Bond Investment Partners, a Limited Partnership. Mr. and Mrs. Winton and Mr. Stepanek are general partners of the limited partnerships and share voting and investment control over the shares.

(14) Includes 15,000 shares held by Mr. Stepanek's wife and children and 7,000 shares held in a family trust.

(15) Includes 305,333 shares which may be purchased by the executive officers and directors upon exercise of currently exercisable options.



                DETERMINATION OF NUMBER AND ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

         The Bylaws of the Company provide that the number of directors to be elected for the ensuing year shall be determined by the shareholders at each meeting. The Board of Directors recommends that the number of directors to be elected at the 1998 Annual Meeting be set at six (6).

         Subject to approval by the shareholders of that recommendation, six (6) directors will be elected at the Annual Meeting, each to serve until the next annual meeting of shareholders and until a successor has been elected and qualified.

         All of the nominees are members of the present Board of Directors. In connection with the Company's November 1, 1995 agreement with Mr. Holland for consulting services, the Board agreed to appoint Mr. Holland to the Board. See "Related Transactions."

         Pursuant to the terms of a stock purchase agreement, Norwest Equity Partners V ("Norwest Equity") has the right to designate an individual for one directorship on the Company's Board of Directors. As of the date of this proxy statement, Norwest Equity has not advised the Company that it intends to designate an individual as a nominee for election as a director at the 1998 Annual Meeting.

         If, prior to the Annual Meeting, it should become known to the Board of Directors that any one of the following individuals will be unable or unwilling to serve as a director after the Annual Meeting, the proxies will be voted for such substitute nominee as may be selected by the Board of Directors. Alternatively, the proxies may, at the discretion of the Board of Directors, be voted for such fewer number of nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

         Under applicable Minnesota law, approval of the proposals to set the number of directors at six (6) and to elect the nominees to the Board of Directors requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

            Names, Principal Occupations for the Past Five Years and Selected Other Information Concerning Nominees for Directors

                                                                  DIRECTOR
NAME                 PRINCIPAL OCCUPATION                          SINCE     AGE
Carl P. Boecher      President and Chief Executive Officer of       1997      55
                     the Company
Gary R. Holland      General Manager of Fargo Electronics, Inc.     1995      56
John H. Underwood    General Manager Professional                   1983      58
                     Technologies, Inc.
Terrence W. Glarner  President of West Concord Ventures, Inc.       1992      55
Thomas R. King       Shareholder of Fredrikson & Byron, P.A.,       1980      57
                     Attorneys at Law
Eugene W. Courtney   President and Chief Executive Officer of       1995      62
                     HEI, Inc.

         Mr. Boecher has served as President and Chief Executive Officer of the Company since December 1996. Mr. Boecher served as Vice President of Marketing and Sales of the Company from January 1995 until December 1996. From May 1990 to November 1994, Mr. Boecher served as Senior Vice President and Executive
Director of Business Development of DRS Military Systems, a division of Diagnostic/Retrieval Systems in Oakland, New Jersey, a supplier of high technology optical, data storage, processing and display and simulation/stimulation systems and products. From 1971 to 1990, Mr. Boecher served in several marketing positions with the Defense Systems Division of Unisys Corporation, a supplier of data processing systems, products and services, in St. Paul, Minnesota, most recently holding the position of Executive Director, Product Marketing.

         Mr. Holland has served as General Manager of Fargo Electronics, Inc., a company that manufactures photo card equipment and products and provides related services since June 1997. In addition, Mr. Holland has provided consulting services as President of Decision Processes International of Minnesota, Inc. since February 1996 and as the Managing Partner of Holland & Associates since June 1992. From 1982 until 1992, Mr. Holland was President and Chief Executive Officer of DataCard Corporation, a manufacturer of credit card equipment, products and services. Mr. Holland has served as Chairman of the Company's Board of Directors since November 1995. Mr. Holland also serves as a director of Check Technology Corporation.

         Mr. Underwood has served as General Manager of Professional Technologies, Inc., which provides rapid prototype molding and injection molding services, since January 1998. Mr. Underwood served as Chief Executive Officer of the Company from June 1983 until December 1996 and as President from June 1994 until December 1996. From March 1983 to June 1983, he served as Executive Vice President and Chief Operating Officer of the Company. He also served as the Company's President from July 1983 until his appointment as Chairman in December 1991, serving as Chairman until November 1995. Except for a few months when he was employed by Transistor Electronics Corporation, Mr. Underwood was employed for 18 years in various capacities by Fabri-Tek, Inc., an electronics manufacturer located in Minneapolis, Minnesota, serving most recently as general manager of the systems division in the United States and Hong Kong. Fabri-Tek's systems division produces core memories for the industrial and military marketplace.

         Mr. Glarner has served as President of West Concord Ventures, Inc., a venture capital firm, since February 1993. Mr. Glarner also serves as a consultant to Norwest Venture Capital Management, Inc., an entity affiliated with Norwest Growth Fund, Inc. From 1976 to January 1993, he was employed by North Star Ventures, Inc., serving as President from February 1988 to January 1993. Prior to 1976, Mr. Glarner was Vice President of Dain Bosworth. Mr. Glarner also serves as a director of FSI International, Inc., Aetrium, Inc., CIMA Labs Inc. and Premis Corporation.

         Mr.  King  has  been  engaged  in  the  private   practice  of  law  in
Minneapolis, Minnesota since 1965. He is a shareholder of the law firm of Fredrikson & Byron, P.A., which serves as general counsel to the Company. Mr. King has served as Secretary to the Company since 1980. Mr. King also serves as a director of Sunrise Resources, Inc., a company which provides lease financing for capital equipment.

         Mr. Courtney has served as President and Chief Executive Officer of HEI, Inc., a company which designs and manufactures microelectronics, since 1990, and he served as HEI's Executive Vice President from 1988 to 1990. In addition, Mr. Courtney serves as a director of HEI, Inc.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The names and ages of all the Company's executive officers and the position each holds are listed below.

NAME                     POSITION                                           AGE
Carl P. Boecher          President and Chief Executive Officer               55
Alan G. Shuler           Vice President and Chief Financial Officer          51
Michael J. Gallagher     Vice President of Software and Systems              34
                         Engineering
Larry J. Haisting        Vice President of Marketing and Customer            52
                         Service
Michael L. Sorensen      Vice President and General Manager,                 52
                         Electronic Products

         See "Election of Directors" (Proposal #2) for Carl P. Boecher's biography.

         Alan G. Shuler has served as Vice President and Chief Financial Officer of the Company since June 1992. From August 1991 to May 1992, Mr. Shuler served as Vice President and Chief Financial Officer of Astrocom Corporation, a St. Paul, Minnesota manufacturer of data communication equipment. From January 1988 through December 1990, Mr. Shuler was Senior Vice President and Chief Financial Officer of FSI International, Inc., a Chaska, Minnesota manufacturer of semiconductor equipment.

         Michael J. Gallagher has served as Vice President of Software & Systems Engineering of the Company since October 1997. From February 1996 to October 1997, Mr. Gallagher served as Engineering Manager of Custom Applications of Secure Computing Corporation. From January 1988 to February 1996, Mr. Gallagher served as Engineering Manager of System products for Unisys Corporation.

         Larry J. Haisting joined the Company in February 1997 as Vice President of Marketing and Sales and became Vice President of Marketing and Customer Service of the Company in October 1997. From March 1992 to October 1996, Mr. Haisting was employed by St. Paul Software, Inc., a software distributor in St. Paul, Minnesota, serving most recently as Vice President, Marketing. From 1990 to 1991, Mr. Haisting was the Industry Sales Manager of EDI Solutions, Inc., a software distributor in Minneapolis, Minnesota. From 1975 to 1990, Mr. Haisting was involved in management and sales for several software and computer companies.

         Michael L. Sorensen joined the Company in April 1997 as Vice President of Operations and became Vice President and General Manager, Electronic Products on November 1997. From February 1995 to March 1997, Mr. Sorensen served as Vice President of Operations for Despatch Industries, a custom oven and furnace company, prior to which he provided consulting services to Despatch, beginning in October 1994. From April 1992 to September 1994, Mr. Sorensen was the Plant Manager of J. B. Martin Company, Inc., a manufacturer of three-dimensional fabrics located in Leesville, South Carolina. Prior to April 1992, Mr. Sorensen served in various engineering and operations positions with United Engineers and Constructors, Inc., BASF Structural Materials, Inc., Celanese Corporation, Abbott Laboratories and Corning Glass Works.

                  COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

         Based on the Company's review of copies of forms filed with the Securities and Exchange Commission or written representations from certain reporting persons that no Forms 5 were required for those persons, in compliance with Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during fiscal year 1997, all officers, directors, and greater than ten-percent beneficial owners complied with the applicable filing requirements.


                          BOARD AND COMMITTEE MEETINGS

         The Board of Directors held four meetings during 1997 and took action by unanimous written consent four times during 1997. No director attended less than 75% of the meetings of the Board and any committee of which the director was a member. The Company has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Company does not have a nominating committee.

         The members of the Audit Committee are Terrence W. Glarner, Thomas R. King and Eugene W. Courtney. The Audit Committee recommends to the Board of Directors the selection of independent accountants as well as the internal accounting controls of the Company. The Audit Committee held two meetings during 1997.

         The members of the Compensation Committee are Terrence W. Glarner, Thomas R. King and Eugene W. Courtney. This committee recommends to the Board of Directors from time to time the salaries to be paid to executive officers of the Company and any plan for additional compensation it deems appropriate. The Compensation Committee did not meet during 1997.

         The members of the Stock Option Committee are Terrence W. Glarner, Thomas R. King and Eugene W. Courtney. The Stock Option Committee administers the Company's stock option plans. The Stock Option Committee met informally eight times by telephone during 1997 and took subsequent action in writing.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during each of the Company's last three fiscal years to the Chief Executive Officer during fiscal 1997 and to the only other executive officer whose total annual salary and bonus paid or accrued during fiscal year 1997 exceeded $100,000.

                                                                            Long Term Compensation
                                                                      ------------------------------------
                                                                               Awards            Payouts
                                                                      ------------------------- ----------
                                                                      Restricted                    LTIP       All Other
Name and Principal     Fiscal        Annual Compensation             Stock Awards                  Payouts    Compensation
Position                Year    Salary ($) Bonus ($) Other ($)          ($)            Options       ($)         ($)

Carl P. Boecher         1997    120,637       --      1,656(1)           --            15,000        --         2,698(2)
  President and Chief   1996     98,840     7,275     1,241              --            25,000        --         1,740
  Executive Officer     1995     90,721    21,889       996              --            50,000        --        13,931

Alan G. Shuler          1997    101,364       --      1,261(1)           --            10,000        --         2,586(2)
 Vice President and     1996     97,550     9,300     1,120              --              --          --         1,943
 Chief Financial        1995     96,192       --        939              --            25,000        --           811
 Officer

------------------------------

(1)      Reimbursement for taxes on supplemental benefits.

(2) Term insurance premium paid by the Company and 401(K) plan matching contribution.

Option Grants During 1997 Fiscal Year

         The following table provides information regarding stock options granted during fiscal 1997 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

                  Percent of Total
                  Number of Shares        Options Granted to       Exercise or
                 Underlying Options           Employees          Base Price Per
Name                  Granted              in Fiscal Year            Share         Expiration Date

Carl P. Boecher      15,000 (1)                   6%                  $3.00            03/09/07
Alan G. Shuler       10,000 (1)                   4%                  $3.00            03/09/07
------------------

(1) The option was granted on March 10, 1997 and will become exercisable in full on March 10, 2002, subject to acceleration if certain targets are met. The exercise price is equal to the fair market value of the common stock on the date of grant.

Option Exercises During 1997 Fiscal Year and Fiscal Year-End Option Values

         The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during fiscal 1997 and the number and value of options at December 31, 1997. The Company has no outstanding stock appreciation rights.

                                                                                                  Value of
                                                                    Number of                    Unexercised
                                                                   Unexercised                  In-the-Money
                                                                    Options at                   Options at
                                  Shares                        December 31, 1997             December 31, 1997
                                 Acquired        Value             Exercisable/                 Exercisable/
Name                           on Exercise     Realized           Unexercisable               Unexercisable(1)

Carl P. Boecher                     --            --            42,500 exercisable                 $16,875
                                                               47,500 unexercisable                $25,625

Alan G. Shuler                      --            --            56,667 exercisable                 $ 2,083
                                                               10,000 unexercisable                $ 7,500


(1) Value is calculated on the basis of the difference between the option exercise price and $3.75, the closing sale price for the Company's common stock at December 31, 1997 as quoted on the Nasdaq National Market, multiplied by the number of shares underlying the option.

Compensation of Directors

         Directors' Fees. The Chairman of the Board, Mr. Holland, currently receives a $7,500 annual retainer, and all other independent Board members receive a $2,500 annual retainer. Each independent Board member also receives $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each committee meeting. Pursuant to Mr. Holland's consulting agreement with the Company and prior to the June 1997 termination of such agreement, such fees were not paid to Mr. Holland. See "Related Transactions."

         Stock Option Grants to Non-Employee Directors. The 1997 Stock Option Plan provides for automatic option grants to each director who is not an employee of the Company (a "Non-Employee Director"). Upon initial election, a Non-Employee Director receives an automatic grant of a nonqualified option to purchase 15,000 shares of the common stock at an option price per share equal to 100% of the fair market value of the common stock on the date of such election, which option becomes exercisable to the extent of 3,000 shares immediately and on each of the first four anniversaries of the date of grant. Each Non-Employee Director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted an immediately exercisable nonqualified option to purchase 3,000 shares of the common stock at an option price per share equal to 100% of the fair market value of the common stock on the date of such re-election or shareholder meeting. No director shall receive more than one option to purchase 3,000 shares pursuant to the formula plan in any one fiscal year. All options granted pursuant to these provisions shall expire on the earlier of (i) three months after the optionee ceases to be a director (except by death) and (ii) ten (10) years after the date of grant. Notwithstanding the foregoing, in the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this formula plan may be exercised at any time within six months of the death of such Non-Employee Director or on the date on which the option, by its terms expires, whichever is earlier.

Employment Contracts and Termination of Employment Arrangements

         The Company entered into a one-year employment agreement dated January 1, 1997, with Carl P. Boecher, the Company's President and Chief Executive Officer, which replaced his January 9, 1995 agreement. The agreement automatically renews for successive one-year terms unless terminated by either party. The agreement has been automatically renewed for another one-year term with an annual base salary of $126,000. The agreement provides for the payment of a monthly car allowance of $500. The agreement does not provide for a bonus, but Mr. Boecher is eligible to participate in the Company's Management Incentive Plan. The agreement may be terminated with or without cause by either the Company or Mr. Boecher upon thirty days' notice. If Mr. Boecher's employment is terminated (i) by the Company without cause or by nonrenewal of the agreement,
(ii) by death or (iii) by disability, he is entitled to a severance payment equal to his base monthly salary for twelve months. Mr. Boecher has agreed not to compete with the Company for a period of one (1) year after termination of his employment for any reason.

         The Company entered into an employment agreement effective as of January 1, 1995 with Alan G. Shuler, the Company's Vice President and Chief Financial Officer, which agreement has a one-year term which automatically renews for successive one-year terms if a termination notice is not given by either party. The agreement has been automatically renewed for another one-year term with a $103,480 annual base salary. The agreement provides for the payment of a monthly car allowance of $400. The agreement does not provide for a bonus; however, Mr. Shuler is eligible to participate in the Company's Management Incentive Plan. The agreement may be terminated with or without cause by either the Company or Mr. Shuler upon sixty days' notice. If Mr. Shuler's employment is terminated by the Company without cause, he is entitled to his monthly base salary for six months. If Mr. Shuler's employment is terminated within twelve months of a change of control, or if he resigns within twelve months of a change of control because of diminution of either position responsibilities or remuneration, Mr. Shuler shall receive a severance payment equal to his annual salary in effect at the time of the change of control, payable in twelve monthly installments. Mr. Shuler has agreed not to compete with the Company during his employment and during the time in which he is paid severance pursuant to the agreement. Mr. Shuler also agreed that, during the one-year period following the termination of his employment, for whatever reason, he will not solicit any of the Company's employees to leave the Company and will not solicit the Company's customers for the purpose of selling a competing product.

Related Transactions

         Pursuant to a consulting agreement dated November 1, 1995 between the Company and Gary R. Holland, Chairman of the Company, which agreement was terminated on June 30, 1997, Mr. Holland received an annual fee of $100,000, payable in monthly installments, for providing services to management for a minimum of six days during each four-week period during the term of the agreement. In connection with entering the agreement in 1995, Mr. Holland received an option to purchase 35,000 shares of the Company's common stock at $3.625, the fair market value on the date of grant, which option was granted under the Company's Consultant Stock Option Plan. As long as Mr. Holland received compensation pursuant to the terms of the agreement, he was not eligible to receive the retainer and meeting fees paid to directors as set forth in "Compensation of Directors;" however, he was eligible to receive options under the formula plans described in such section. In accordance with the agreement, Mr. Holland was elected as a director and appointed as Chairman of the Board on November 10, 1995. Mr. Holland agreed not to compete with the Company as long as he was providing the Company with consulting services or serving as a director of the Company. In addition, Decision Processes International of Minnesota, Inc., a corporation of which Mr. Holland is a principal, provided consulting services to the Company for approximately $50,000 in fiscal year 1997.

         The Company and John H. Underwood, the Company's former President and Chief Executive Officer, entered into a Separation Agreement and Release ("Separation Agreement") effective January 1, 1997. Pursuant to the Separation Agreement, Mr. Underwood agrees that, through December 31, 1998, he will not (i) compete with the Company, (ii) solicit any of the Company's employees to leave the Company or (iii) interfere with the Company's customers. The Separation Agreement provides that, through December 1998, Mr. Underwood shall receive $12,500 each month, the amount of his monthly base salary on December 31, 1996, and he shall be entitled to certain other benefits, including participation in the Company's health coverage plans and outplacement fees not to exceed $6,000. The termination dates of Mr. Underwood's stock options to purchase 16,666 shares at $3.625 and 75,000 shares at $5.75 were extended to February 28, 1999. Mr. Underwood agreed to release the Company from any and all rights and claims, except as provided for in the Separation Agreement, in connection with his employment and/or resignation.


                 APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES
               RESERVED UNDER THE COMPANY'S 1997 STOCK OPTION PLAN
                                  (Proposal #3)

General

         On February 27, 1997, the Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan"), which 1997 Plan was approved by the shareholders on June 4, 1997. A total of 500,000 shares were originally reserved for issuance under the 1997 Plan. As of May 4, 1998, the Company had outstanding incentive and nonqualified options for the purchase of an aggregate of 305,000 shares of the Company's common stock with an average exercise price of $3.126 per share granted under the Company's 1997 Plan. No options granted under the 1997 Plan have been exercised as of May 4, 1998. In order to provide sufficient shares for future options, the Board of Directors increased the number of shares reserved under the 1997 Plan from 500,000 to 800,000 shares on April 14, 1998. The Board believes that granting fairly-priced stock options to employees and directors is an effective means to promote the future growth and development of the Company. Such options, among other things, increase employees' and directors' proprietary interest in the Company's success and enables the Company to attract and retain qualified personnel. The Board therefore recommends that all shareholders vote in favor of increasing the number of shares reserved under the 1997 Plan from 500,000 to 800,000.

Summary of 1997 Stock Option Plan

         A general description of the basic features of the 1997 Plan is presented below, but such description is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which may be obtained without charge upon written request to Alan G. Shuler, the Company's Chief Financial Officer.

         Purpose. The purpose of the 1997 Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers and employees of the Company and consultants and advisors to the Company, upon whose efforts the success of the Company will depend to a large degree.

         Term. Incentive stock options may be granted pursuant to the 1997 Plan during a period of ten (10) years from the date the 1997 Plan was adopted by the Board of Directors (until February 27, 2007), and nonqualified stock options may be granted until the 1997 Plan is discontinued or terminated by the Board of Directors.

         Administration. With the exception of the stock options automatically issued to Non-Employee Directors as described below, the 1997 Plan is administered by the Board of Directors or the Stock Option Committee of the Board of Directors, all of the members of which are "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934 (collectively referred to as the "Administrator"). The 1997 Plan gives broad powers to the Administrator to administer and interpret the 1997 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

         Eligibility. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the 1997 Plan. All employees, officers and directors of and consultants and advisors to the Company or any subsidiary are eligible to receive nonqualified stock options. As of May 4, 1998, the Company had approximately 60 employees, of which five are officers, and five directors who are not employees.

         Options. When an option is granted under the 1997 Plan, the Administrator, at its discretion, specifies the option price and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option set by the Administrator may not be less than 100% of the fair market value of the Company's Common Stock, as that term is defined in the 1997 Plan. Unless otherwise determined by the Administrator, the exercise price of a nonqualified stock option will not be less than 100% of the fair market value on the date of grant; provided, however, that the exercise price may not be less than 85% of the fair market value on the date of grant. The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Administrator. Generally, an incentive stock option may not be exercisable more than ten (10) years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then "fair market value" as defined in the 1997 Plan. Each option granted under the 1997 Plan is generally nontransferable during the lifetime of the optionee; however, the Administrator may, in its sole discretion, permit the transfer of a nonqualified stock option to immediate family members or to certain family trusts or family partnerships.

         Generally, under the form of option agreement which the Administrator is currently using for options granted under the 1997 Plan, if the optionee's affiliation with the Company terminates before expiration of the option for reasons other than death or disability, the optionee has a right to exercise the option for three months after termination of such affiliation or until the option's original expiration date, whichever is earlier. If the termination is because of death or disability, the option typically is exercisable until its original stated expiration or until the 12-month anniversary of the optionee's death or disability, whichever is earlier. The Administrator may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the 1997 Plan; however, each incentive option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code.

         Change of Control. In the event that (i) the Company is acquired through the sale of substantially all of its assets or through a merger or other transaction (a "Transaction"), (ii) after the effective date of the 1997 Plan a person or entity becomes the holder of 30% or more the Company's outstanding Common Stock, or (iii) individuals who constituted the Board on the effective date of the 1997 Plan ceased for any reason thereafter to constitute at least a majority of the Board of Directors (with exceptions for individuals who are nominated by the current Board of Directors), all outstanding options will become immediately exercisable in full and will remain exercisable during the remaining terms of such outstanding options, whether or not the participants to whom the options have been granted remain employees of the Company or a subsidiary. The acceleration of the exercisability of outstanding options may be limited, however, if the acquiring party seeks to account for a Transaction on a "pooling of interests" basis which would be precluded if such options are accelerated. The Board may also take certain additional actions, such as terminating the 1997 Plan, providing cash or stock valued at the amount equal to the excess of the fair market value of the stock over the exercise price, or allowing exercise of the options for stock of the succeeding company.

         Automatic Grants to Non-Employee Directors. The 1997 Plan provides for automatic option grants to each director who is not an employee of the Company (a "Non-Employee Director"). Each Non-Employee Director who is elected for the first time as a director shall automatically be granted a nonqualified option to purchase 15,000 shares of the common stock at an option price per share equal to 100% of the fair market value of the common stock on the date of the
Non-Employee Director's initial election, which option is exercisable to the extent of 3,000 shares immediately and on each of the first four anniversaries of the date of grant. Each Non-Employee Director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted an immediately exercisable nonqualified option to purchase 2,500 shares of the common stock at an option price per share equal to 100% of the fair market value of the common stock on the date of such re-election or shareholder meeting. No director shall receive more than one option to purchase 2,500 shares pursuant to the formula plan in any one fiscal year. All options granted pursuant to these provisions shall expire on the earlier of (i) three months after the optionee ceases to be a director (except by death) and (ii) ten (10) years after the date of grant. Notwithstanding the foregoing, in the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this formula plan may be exercised at any time within six months of the death of such Non-Employee Director or on the date on which the option, by its terms expires, whichever is earlier.

         Amendment. The Board of Directors may from time to time suspend or discontinue the 1997 Plan or revise or amend it in any respect; provided, however, that no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee, except as authorized in the event of a sale, merger, consolidation or liquidation of the Company. The 1997 Plan may not be amended in any manner that will cause incentive stock options to fail to meet the requirements of Code Section 422, and may not be amended in any manner that will: (i) materially increase the number of shares subject to the 1997 Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (ii) change the designation of the class of employees eligible to receive options; (iii) decrease the price at which options will be granted; or (iv) materially increase the benefits accruing to optionees under the 1997 Plan, without the approval of the shareholders, if such approval is required to comply with Code Section 422 or the requirements of Section 16(b) of the Act.

         The Board of Directors will equitably adjust the maximum number of shares of Common Stock reserved for issuance under the 1997 Plan, the number of shares covered by each outstanding option and the option price per share in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration. Generally, the Board of Directors may also provide for the protection of optionees in the event of a merger, liquidation or reorganization of the Company.

         Federal Income Tax Consequences of the 1997 Plan. Under present law, an optionee will not realize any taxable income on the date a nonqualified stock option is granted to the optionee pursuant to the 1997 Plan. Upon exercise of the nonqualified stock option, however, the optionee will realize, in the year of exercise, ordinary income to the extent of the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will be entitled to a tax deduction in its fiscal year in which nonqualified stock options are exercised, equal to the amount of compensation required to be included as ordinary income by those optionees exercising such options.

         Incentive stock options granted pursuant to the 1997 Plan are intended to qualify for favorable tax treatment to the optionee under Code Section 422. Under Code Section 422, an employee realizes no taxable income when the incentive stock option is granted. If the employee has been an employee of the Company or any subsidiary at all times from the date of grant until three months before the date of exercise, the employee will realize no taxable income when the option is exercised. If the employee does not dispose of shares acquired upon exercise for a period of two years from the granting of the incentive stock option and one year after receipt of the shares, the employee may sell the shares and report any gain as capital gain. The Company will not be entitled to a tax deduction in connection with either the grant or exercise of an incentive stock option. If the employee should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the employee will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of the Company's Common Stock on the date of exercise and the option price of the shares, or (ii) the difference between the sale price of the shares and the option price of shares. In the event of such an early sale, the Company will be entitled to a tax deduction equal to the amount recognized by the employee as ordinary income. The foregoing discussion ignores the impact of the alternative minimum tax, which may particularly be applicable to the year in which an incentive stock option is exercised.

         Plan Benefits. Because future grants of stock options are subject to the discretion of the Administrator, the future benefits under the 1997 Plan cannot be determined at this time, except for the automatic grants to Non-Employee Directors as set forth above. The table below shows the total number of shares underlying stock options that have been granted under the 1997 Plan as of May 4, 1998 to the named executive officers and the groups set forth.

                                                        Shares of Common Stock
 Name and Position/Group                             Underlying Options Received

 Carl P. Boecher                                               30,000
   President and Chief Executive Officer

 Alan G. Shuler                                                20,000
   Vice President and Chief Financial Officer

 Current Executive Officers                                   170,000
   as a Group ( 5 persons)

 Current Directors who are not                                 12,500
   Executive Officers as a Group (5 persons)

 Current Employees who are not                                122,500
   Executive Officers or Directors
   as a Group (55 persons)
-------------------

         Vote Required. The Board of Directors recommends that the shareholders approve the increase of shares under the 1997 Plan from 500,000 to 800,000. Under applicable Minnesota law, approval of the increase of shares under the 1997 Plan requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.


                     RATIFICATION OF APPOINTMENT OF AUDITORS
                                  (Proposal #4)

         The Board of Directors recommends that the shareholders ratify the appointment of McGladrey & Pullen, LLP, as independent auditors for the Company for the year ending December 31, 1998. McGladrey & Pullen, LLP has served as independent auditors for the Company since 1980. McGladrey & Pullen, LLP provided services in connection with the audit of the financial statements of the Company for the year ended December 31, 1997, assistance with the Company's Annual Report submitted to the Securities and Exchange Commission on Form 10-KSB and quarterly reports filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting.

         Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.


                           1999 SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the annual meeting in 1999 must be submitted to the Company in appropriate written form on or before January 5, 1999 to be included in the Company's Proxy Statement and related Proxy for the 1999 meeting.


                                 OTHER BUSINESS

         Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.


                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997 accompanies this Notice of Annual Meeting and Proxy Statement. No part of such Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                   FORM 10-KSB

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB UPON THE ADVANCE PAYMENT OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS AT THE COMPANY'S PRINCIPAL ADDRESS.

                                            By Order of the Board of Directors


                                            Thomas R. King
                                            Secretary
May 5, 1998

                                  DATAKEY, INC.
                                 --------------

                                      PROXY
                   for Annual Meeting to be held June 2, 1998
                                 --------------

The undersigned hereby appoints Carl P. Boecher and Alan G. Shuler, and each of them, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of voting stock of Datakey, Inc. registered in the name of the undersigned at the 1998 Annual Meeting of Shareholders of the Company to be held at the Radisson Plaza Hotel, 35 S. 7th Street, Minneapolis, Minnesota, at 3:30 p.m., on Tuesday, June 2, 1998, and at any adjournment thereof. The undersigned hereby revokes all proxies previously granted with respect to such Annual Meeting.

      The Board of Directors recommends that you vote "FOR" each proposal.

1.      Set the number of directors at six (6).

        [ ] FOR                [ ] AGAINST                 [ ] ABSTAIN

2.      Elect Directors.  Nominees:
              Carl P. Boecher, Gary R. Holland, John H. Underwood, Terrence W. Glarner, Thomas R. King and Eugene W. Courtney

        [ ] FOR all nominees listed above     [ ] WITHHOLD  AUTHORITY  to vote
            (except those whose names have        for all nominees listed above
            been written on the line below)

3. Approve increase of shares under the 1997 Stock Option Plan from 500,000 to 800,000.

        [ ] FOR                [ ] AGAINST                 [ ] ABSTAIN

4. Ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the year ending December 31, 1998.

        [ ] FOR                [ ] AGAINST                 [ ] ABSTAIN

5. Other Matters. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL SPECIFICALLY IDENTIFIED ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


Date:   _____________, 1998         ___________________________________________

                                    ___________________________________________
                                    PLEASE  DATE AND SIGN ABOVE  exactly as name
                                    appears  at  the  left,  indicating,   where
                                    proper, official position or representative capacity. For stock held in joint tenancy, each joint owner should sign.

                                  DATAKEY, INC.

                             1997 STOCK OPTION PLAN

                         (AS AMENDED ON APRIL 14, 1998)


                                   SECTION 1.

                                   DEFINITIONS

         As used herein, the following terms shall have the meanings indicated below:

         (a) "Committee" shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. As long as the Company's securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a "Non-Employee Director." For purposes of this Section 1(a) "Non-Employee Director" shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         (b) The "Company" shall mean Datakey, Inc., a Minnesota corporation.

         (c) "Fair Market Value" shall mean (i) if such stock is reported by the Nasdaq National Market or Nasdaq SmallCap Market or is listed upon an established stock exchange or exchanges, the reported closing price of such stock by the Nasdaq National Market or Nasdaq SmallCap Market or on such stock exchange or exchanges on the date the option is granted or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so reported by the Nasdaq National Market or Nasdaq SmallCap Market or listed upon an established stock exchange, the average of the closing "bid" and "asked" prices quoted by the National Quotation Bureau, Inc. (or any comparable reporting service) on the date the option is granted, or if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of the date the option is granted, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to all such options.

         (d) The "Internal Revenue Code" is the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Non-Employee Director" shall mean members of the Board who are not employees of the Company or any subsidiary.

         (f) "Option Stock" shall mean Common Stock of the Company (subject to adjustment as described in Section 13) reserved for options pursuant to this Plan.

         (g) The "Optionee" means an employee of the Company or any Subsidiary to whom an incentive stock option has been granted pursuant to Section 9; a consultant or advisor to or director (including a Non-Employee Director), employee or officer of the Company or any Subsidiary to whom a nonqualified stock option has been granted pursuant to Section 10; or a Non-Employee Director to whom a nonqualified stock option has been granted pursuant to Section 11.

         (h) "Parent" shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company's outstanding stock.

         (i) The "Plan" means the Datakey, Inc. 1997 Stock Option Plan, as amended hereafter from time to time, including the form of Option Agreements as they may be modified by the Board from time to time.

         (j) A "Subsidiary" shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.


                                   SECTION 2.

                                     PURPOSE

         The purpose of the Plan is to promote the success of the Company and its Subsidiaries by facilitating the retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Subsidiaries will depend to a large degree.

         It is the intention of the Company to carry out the Plan through the granting of stock options which will qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, pursuant to Section 9 of this Plan, and through the granting of "nonqualified stock options" pursuant to Sections 10 and 11 of this Plan. Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board of Directors. Any incentive stock options granted after adoption of the Plan by the Board of Directors shall be treated as nonqualified stock options if shareholder approval is not obtained within such twelve-month period.


                                   SECTION 3.

                             EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date of adoption by the Board of Directors, subject to approval by the shareholders of the Company as required in
Section 2.

                                   SECTION 4.

                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board") or by a Committee which may be appointed by the Board from time to time (collectively referred to as the "Administrator"). The Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to determine, in its sole discretion, whether an incentive stock option or nonqualified stock option shall be granted, the individuals to whom, and the time or times at which, options shall be granted, the number of shares subject to each option and the option price and terms and conditions of each option. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option agreements (which may vary from Optionee to Optionee) evidencing each option and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator's interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

         No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.


                                   SECTION 5.

                                  PARTICIPANTS

         The Administrator shall from time to time, at its discretion and without approval of the shareholders, designate those employees, officers, directors (including Non-Employee Directors), consultants, and advisors of the Company or of any Subsidiary to whom nonqualified stock options shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive stock options hereunder unless such consultant or advisor renders bona fide services to the Company or Subsidiary and such services are not in connection with the offer or sale of securities in a capital raising transaction; and, provided further, that Non-Employee Directors will be granted options pursuant to Section 11 hereof without further action by the Administrator. The Administrator shall, from time to time, at its discretion and without approval of the shareholders, designate those employees of the Company or any Subsidiary to whom incentive stock options shall be granted under this Plan. The Administrator may grant additional incentive stock options or nonqualified stock options under this Plan to some or all participants then holding options or may grant options solely or partially to new participants. In designating participants, the Administrator shall also determine the number of shares to be optioned to each such participant. The Board may from time to time designate individuals as being ineligible to participate in the Plan.

                                   SECTION 6.

                                      STOCK

         The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Option Stock. Eight Hundred Thousand (800,000) shares of Option Stock shall be reserved and available for options under the Plan; provided, however, that the total number of shares of Option Stock reserved for options under this Plan shall be subject to adjustment as provided in Section 13 of the Plan. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Option Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder.


                                   SECTION 7.

                                DURATION OF PLAN

         Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date as defined in
Section 3. Nonqualified stock options may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Board. Any incentive stock option granted during such ten-year period and any nonqualified stock option granted prior to the termination of the Plan by the Board shall remain in full force and effect until the expiration of the option as specified in the written stock option agreement and shall remain subject to the terms and conditions of this Plan.


                                   SECTION 8.

                                     PAYMENT

         Optionees may pay for shares upon exercise of options granted pursuant to this Plan with cash, personal check, certified check or, if approved by the Administrator in its sole discretion, Common Stock of the Company valued at such Stock's then Fair Market Value, or such other form of payment as may be authorized by the Administrator. The Administrator may, in its sole discretion, limit the forms of payment available to the Optionee and may exercise such discretion any time prior to the termination of the option granted to the Optionee or upon any exercise of the option by the Optionee.

         With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

                                   SECTION 9.

                 TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

         Each incentive stock option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement (the "Option Agreement"). The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the incentive stock option. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an incentive stock option granted to such Optionee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock per share on the date of the grant of the option. The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

         (b) Term and Exercisability of Incentive Stock Option. The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Administrator. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, in no event shall any incentive stock option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the incentive stock option granted to such Optionee shall be exercisable during a term of not more than five (5) years after the date on which it is granted.

         The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement. The Administrator may accelerate the exercisability of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (c) Other  Provisions.  The  Option  Agreement  authorized  under  this
         Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary to ensure that such option will be considered an "incentive stock option" as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

                                   SECTION 10.

               TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

         Each nonqualified stock option granted pursuant to this Section 10 shall be evidenced by a written Option Agreement. The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the nonqualified stock option. Unless otherwise determined by the Administrator, the option price per share shall be one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option.

         (b) Term and Exercisability of Nonqualified Stock Option. The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator. The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the stock option agreement. The Administrator may accelerate the exercisability of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (c) Withholding. The Company or its Subsidiary shall be entitled to withhold and deduct from future wages of the Optionee all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Optionee's exercise of a nonqualified stock option. In the event the Optionee is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Optionee to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the option's exercise equal to the amount required to be withheld for tax purposes. Any stock elected to be withheld shall be valued at its Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law. The Optionee's election to have shares withheld for this purpose shall be made on or before the date the option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

         (d) Other  Provisions.  The  Option  Agreement  authorized  under  this
         Section 10 shall contain such other provisions as the Administrator shall deem advisable.


                                   SECTION 11.

                  GRANTING OF OPTIONS TO NON-EMPLOYEE DIRECTORS

         (a) Upon Joining Board. Each Non-Employee Director of the Company whose initial election or appointment to the Board of Directors occurs on or after the date this Plan is approved by the Company's shareholders shall, as of the date of such election, automatically be granted an option to purchase 15,000 shares of the Common Stock at an option price per share equal to 100% of the Fair Market Value of the Common Stock on such date. Options granted pursuant to this subsection (a) shall be immediately exercisable to the extent of 3,000 shares subject to such option and to the extent of an additional 3,000 shares on each of the first, second, third and fourth anniversaries of the date of grant.

         (b) Upon Re-election to Board. Each Non-Employee Director who, on and after the date this Plan is approved by the Company's shareholders, is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted an option to purchase 2,500 shares of the Common Stock at an option price per share equal to 100% of the Fair Market Value of the Common Stock on the date of such re-election or shareholder meeting. Options granted pursuant to this subsection (b) shall be immediately exercisable in full.

         (c) General. No director shall receive more than one option pursuant to subsection (b) of this Section 11 in any one fiscal year. All options granted pursuant to this Section 11 shall be designated as nonqualified options and shall be subject to the same terms and provisions as are then in effect with respect to granting of nonqualified options to officers and employees of the Company, including Section 13 of the Plan, except that the option shall expire on the earlier of (i) three months after the Optionee ceases to be a director (except by death) and
         (ii) ten (10) years after the date of grant. Notwithstanding the foregoing, in the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this Section 11 may be exercised at any time within six months of the death of such Non-Employee Director or on the date on which the option, by its terms expires, whichever is earlier.

                                   SECTION 12.

                               TRANSFER OF OPTION

         No incentive stock option shall be transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution and, during the Optionee's lifetime, the option may be exercised only by the Optionee. If the Optionee shall attempt any transfer of any incentive stock option granted under the Plan during the Optionee's lifetime, such transfer shall be void and the incentive stock option, to the extent not fully exercised, shall terminate.

         The Administrator may, in its sole discretion, permit the Optionee to transfer any or all nonqualified stock options to any member of the Optionee's "immediate family" as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Optionee's "immediate family" or partnerships in which such family members are the only partners; provided, however, that the Optionee receives no consideration for the transfer and such transferred nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable to such nonqualified stock option immediately prior to its transfer.


                                   SECTION 13.

                    RECAPITALIZATION, SALE, MERGER, EXCHANGE
                                 OR LIQUIDATION

         In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Option Stock reserved under Section 6 hereof and the number of shares of Option Stock covered by each outstanding option and the price per share thereof shall be adjusted by the Board to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

         Unless otherwise provided in the stock option agreement, in the event of

         (i) an acquisition of the Company by a corporation, partnership, trust or other entity not controlled by the Company through
                  (A) the sale of substantially all of the Company's assets and the consequent discontinuance of its business or (B) through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (collectively referred to as a "transaction"), or

         (ii) a change of control such that (A) any individual, partnership, trust or other entity becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors of the Company, or (B) individuals who constitute the Board of Directors of the Company on the effective date of the Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Board of Directors of the Company on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (B) considered as though such person were a member of the Board of Directors of the Company on the effective date of the Plan (collectively referred to as a "change of control"), all outstanding options shall become immediately exercisable, whether or not such options had become exercisable prior to the transaction or change of control; provided, however, that if the acquiring party seeks to have the transaction accounted for on a "pooling of interests" basis and, in the opinion of the Company's independent certified public accountants, accelerating the exercisability of such options would preclude a pooling of interests under generally accepted accounting principles, the exercisability of such options shall not accelerate. In addition to the foregoing, in the event of such a transaction or change of control, the Board may provide for one or more of the following:

         (a) the complete termination of this Plan and cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give Optionees a reasonable period of time in which to exercise the options prior to the effectiveness of such transaction);

         (b) that Optionees holding outstanding incentive or nonqualified options shall receive, with respect to each share of Option Stock subject to such options, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Option Stock on the date immediately preceding the effective date of such transaction over the option price per share of such options; provided that the Board may, in lieu of such cash payment, distribute to such Optionees shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein; or

         (c) the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for such transaction and provide to Optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

The Board may restrict the rights of or the applicability of this Section 13 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


                                   SECTION 14.

                            SECURITIES LAW COMPLIANCE

         No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company's counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Option Stock to Optionee, the Administrator may require Optionee to (i) represent that the shares of Option Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Optionee shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

         As a further condition to the grant of any incentive or nonqualified stock option or the issuance of Option Stock to Optionee, Optionee agrees to the following:

         (a) In the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any incentive or nonqualified stock option granted to Optionee pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

         (b) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any states securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any incentive or nonqualified stock option and the date on which such option must be exercised, provided that the Company gives Optionee prior written notice of such acceleration, and (ii) to cancel any options or portions thereof which Optionee does not exercise prior to or contemporaneously with such public offering.

         (c) In the event of a transaction (as defined in Section 13 of the Plan) which is treated as a "pooling of interests" under generally accepted accounting principles, Optionee will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Optionee is an "affiliate" (as defined in such applicable legal and accounting principles) at the time of the transaction, and Optionee will execute any documents necessary to ensure compliance with such rules.

         The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted pursuant to the Plan to assure compliance with this Section 14.


                                   SECTION 15.

                             RIGHTS AS A SHAREHOLDER

         An Optionee (or the Optionee's successor or successors) shall have no rights as a shareholder with respect to any shares covered by an option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 13 of the Plan).


                                   SECTION 16.

                              AMENDMENT OF THE PLAN

         The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 13, shall impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 13 hereof, (ii) change the designation of the class of employees eligible to receive options, (iii) decrease the price at which options may be granted, or (iv) materially increase the benefits accruing to Optionees under the Plan without the approval of the shareholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.


                                   SECTION 17.

                        NO OBLIGATION TO EXERCISE OPTION

         The granting of an option shall impose no obligation upon the Optionee to exercise such option. Further, the granting of an option hereunder shall not impose upon the Company or any Subsidiary any obligation to retain the Optionee in its employ for any period.